Exhibit 99.1

Contact:

Primo Water Corporation

Mark Castaneda, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

(646) 277-1228

Primo Water Announces First Quarter Financial Results

Raises Full Year Outlook for Fiscal 2017

WINSTON-SALEM, N.C., May 9, 2017 -- Primo Water Corporation (Nasdaq: PRMW) today reported financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Business Highlights:

●	Net sales increased 88% to a record $60.7 million

●	Water segment net sales increased 137% to $53.1 million

●	US Exchange same-store unit sales increased 6.1%

●	Strong sell-thru of dispenser units of 143,000

●	Integration of Glacier acquisition is ahead of plan

(All comparisons above are with respect to the first quarter ended March 31, 2016)

"We are pleased with our business momentum to start the year," commented Billy D. Prim, Primo Water's Chief Executive Officer. "In the first quarter, we generated solid net sales and increased adjusted EBITDA, largely driven by an increase in Water segment net sales and the inclusion of Glacier Water. Our team is executing at a high-level and we are progressing ahead of schedule on our integration plans and synergy realization. Based upon these results, we are raising our full year Adjusted EBITDA 2017 outlook. Going forward, we remain focused on the execution of our strategic plan to further grow our business and, in turn, drive long-term value for our shareholders.”

First Quarter Results

Net sales increased 88% to $60.7 million from $32.3 million in the prior year quarter, driven by an increase in Water segment net sales. Water segment net sales increased 137% to $53.1 million from $22.4 million in the prior year quarter. The increase in Water net sales was primarily due to the inclusion of Glacier results for the quarter. Dispenser segment net sales decreased 23% to $7.6 million from $9.9 million in the prior year quarter, due to the shift in shipments from the first quarter to future quarters. Sell-thru of dispenser units was 143,000 units.

Gross margin percentage increased to 29.5%, from 28.9% in the prior year quarter. Selling, general and administrative expenses were $10.5 million compared to $5.0 million in the prior year quarter. The increase is primarily the result of the Glacier acquisition as well as an increase in non-cash stock compensation expense of $1.8 million. Excluding all non-cash stock compensation expense, SG&A decreased to 13.5% as a percent of net sales from 13.9% in the prior year quarter.

U.S. GAAP net loss from continuing operations was $(11.9) million, or ($0.37) per diluted share compared to income from continuing operations of $1.0 million, or $0.04 per diluted share, in the prior year quarter, due to non-recurring and one-time charges. Adjusted net loss from continuing operations was ($1.7) million or ($0.05) per diluted share compared to adjusted net income of $2.0 million, or $0.07 per diluted share, in the prior year quarter.

Adjusted EBITDA increased 99% to $9.8 million from $4.9 million in the prior year quarter, driven by the increase in net sales and sales mix.

2017 Outlook Raised

For the second quarter of 2017, the Company expects revenues of $72.0 million to $75.0 million and adjusted EBITDA of $12.8 million to $14.3 million.

The Company now expects its 2017 outlook for adjusted EBITDA to be $53.0 million to $55.0 million, increased from $52.0 million to $54.0 million.

Conference Call and Webcast

The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, May 9, 2017. Participants from the Company will be Billy D. Prim, Chief Executive Officer, Matt Sheehan, President and Chief Operating Officer, and Mark Castaneda, Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through May 23, 2017. In addition, for the live broadcast listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is North America’s leading single source provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers throughout the United States and Canada. For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance and those related to the Company’s focus on the execution of its strategic plan to further grow its business and, in turn, drive long-term value for its shareholders, and the shift in shipments of dispensers from the first quarter to future quarters. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services, the entry of a competitor with greater resources into the marketplace, competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues, the loss of key Company personnel, dependence on key management information systems, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facility, significant liabilities or costs associated with litigation or other legal proceedings, general economic conditions, the possible adverse effects that decreased discretionary consumer spending may have on the Company’s business, difficulties with the successful integration and realization of the anticipated benefits and synergies from the Glacier Water acquisition, including incorporation of internal controls and critical information technology systems such as management information systems and related tools, failure to manage our expanded operations following the Glacier Water acquisition, the incurrence of costs related to the Glacier Water acquisition, changes to the Company’s board of directors and management in connection with the Glacier Water acquisition, the impact of the loss or non-retention of certain key personnel after the Glacier Water acquisition, the termination or renegotiation of agreements with customers, suppliers and other business partners in connection with the Glacier Water acquisition, the possibility that the Company’s financial results following the Glacier Water acquisition may differ materially from the unaudited pro forma financial statements that have been made available, the restrictions imposed upon our business as a result the restrictive covenants contained in our credit agreements, the possibility that we may fail to generate sufficient cash flow to service our debt obligations, and the negative effects that global capital and credit market issues may have on our liquidity, the costs of our borrowing and our operations of our suppliers, bottlers, distributors and customers as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 16, 2017 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and pro forma net income from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as (loss) income from continuing operations before depreciation and amortization; interest expense, net; provision for income taxes; non-cash change in fair value of the warrant liability; non-cash stock-based compensation expense; non-recurring and acquisition-related costs; and and (gain) loss on disposal and impairment of property and equipment and other.   Adjusted net (loss) income from continuing operations is defined as income from continuing operations less change in fair value of the warrant liability, non-cash stock-based compensation expense, non-recurring and acquisition-related costs, and (gain) loss on disposal and impairment of property.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016

Net sales	$60,737	$32,296
Operating costs and expenses:
Cost of sales	42,814	22,947
Selling, general and administrative expenses	10,544	5,028
Non-recurring and acquisition-related costs	4,448	207
Depreciation and amortization	6,391	2,408
(Gain) loss on disposal and impairment of property and equipment	(6)	193
Total operating costs and expenses	64,191	30,783
(Loss) income from operations	(3,454)	1,513
Interest expense, net	5,002	471
Change in fair value of warrant liability	3,220	–
(Loss) income from continuing operations before income taxes	(11,676)	1,042
Provision for income taxes	186	–
(Loss) income from continuing operations	(11,862)	1,042
Loss from discontinued operations	–	(11)
Net (loss) income	$(11,862)	$1,031

Basic (loss) earnings per common share:
(Loss) income from continuing operations	$(0.37)	$0.04
Loss from discontinued operations	–	–
Net (loss) income	$(0.37)	$0.04

Diluted (loss) earnings per common share:
(Loss) income from continuing operations	$(0.37)	$0.04
Loss from discontinued operations	–	–
Net (loss) income	$(0.37)	$0.04

Weighted average shares used in computing (loss) earnings per share:
Basic	32,364	26,462
Diluted	32,364	29,211

Primo Water Corporation

Segment Information

(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2017	2016
Segment net sales
Water	$53,110	$22,378
Dispensers	7,627	9,918
Total net sales	$60,737	$32,296

Segment (loss) income from operations
Water	14,616	7,730
Dispensers	580	698
Corporate	(7,817)	(4,107)
Non-recurring and acquisition-related costs	(4,448)	(207)
Depreciation and amortization	(6,391)	(2,408)
Gain (loss) on disposal and impairment of property and equipment	6	(193)
	$(3,454)	$1,513

Primo Water Corporation

Condensed Consolidated Balance Sheets

(Unaudited; in thousands, except par value data)

	March 31,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,316	$15,586
Accounts receivable, net	13,572	14,121
Inventories	8,391	6,182
Prepaid expenses and other current assets	3,732	3,086
Total current assets	32,011	38,975

Bottles, net	4,279	4,152
Property and equipment, net	104,980	100,331
Intangible assets, net	148,265	149,457
Goodwill	90,293	91,709
Investment in Glacier securities ($3,817 available-for-sale, at fair value)	6,446	6,408
Other assets	448	353
Total assets	$386,722	$391,385

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,379	$13,788
Accrued expenses and other current liabilities	15,981	16,922
Current portion of long-term debt and capital leases	3,475	2,183
Total current liabilities	35,835	32,893

Long-term debt and capital leases, net of current portion and debt issuance costs	272,026	270,264
Deferred tax liability, net	13,793	13,607
Warrant liability	–	8,180
Other long-term liabilities	2,062	2,069
Total liabilities	323,716	327,013

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 29,662 and 29,305 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	30	29
Additional paid-in capital	324,746	325,779
Common stock warrants	18,892	7,492
Accumulated deficit	(279,255)	(267,393)
Accumulated other comprehensive loss	(1,407)	(1,535)
Total stockholders’ equity	63,006	64,372
Total liabilities and stockholders’ equity	$386,722	$391,385

Primo Water Corporation

Consolidated Statements of Cash Flows

(Unaudited; in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net (loss) income	$(11,862)	$1,031
Less: Loss from discontinued operations	–	(11)
(Loss) income from continuing operations	(11,862)	1,042
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,391	2,408
(Gain) loss on disposal and impairment of property and equipment	(6)	193
Stock-based compensation expense	2,335	560
Non-cash interest (income) expense	(41)	28
Change in fair value of warrant liability	3,220	–
Deferred income tax expense	186	–
Realized foreign currency exchange loss (gain) and other, net	35	(161)
Changes in operating assets and liabilities:
Accounts receivable	519	(3,129)
Inventories	(2,211)	2,237
Prepaid expenses and other assets	(722)	(743)
Accounts payable	2,618	1,031
Accrued expenses and other liabilities	(415)	(751)
Net cash provided by operating activities	47	2,715

Cash flows from investing activities:
Purchases of property and equipment	(4,466)	(2,938)
Purchases of bottles, net of disposals	(656)	(571)
Proceeds from the sale of property and equipment	11	3
Additions to intangible assets	(76)	(16)
Net cash used in investing activities	(5,187)	(3,522)

Cash flows from financing activities:
Borrowings under prior Revolving Credit Facility	–	8,600
Payments under prior Revolving Credit Facility	–	(7,100)
Payments under prior Term loans	(794)	–
Note payable and capital lease payments	(78)	(74)
Stock option and employee stock purchase activity and other, net	(3,194)	(1,351)
Debt issuance costs and other	(93)	–
Net cash (used in) provided by financing activities	(4,159)	75

Cash used in operating activities of discontinued operations	–	(32)

Effect of exchange rate changes on cash and cash equivalents	29	81
Net decrease in cash and cash equivalents	(9,270)	(683)
Cash and cash equivalents, beginning of year	15,586	1,826
Cash and cash equivalents, end of period	$6,316	$1,143

Primo Water Corporation

Non-GAAP EBITDA and Adjusted EBITDA Reconciliation

(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2017	2016

(Loss) income from continuing operations	$(11,862)	$1,042
Depreciation and amortization	6,391	2,408
Interest expense, net	5,002	471
Provision for income taxes	186	–
EBITDA	(283)	3,921
Change in fair value of warrant liability	3,220	–
Non-cash, stock-based compensation expense	2,335	560
Non-recurring and acquisition-related costs	4,448	207
Loss on disposal and impairment of property and equipment and other	59	233
Adjusted EBITDA	$9,779	$4,921

Primo Water Corporation

Adjusted Net (Loss) Income From Continuing Operations Reconciliation

(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016

(Loss) income from continuing operations	$(11,862)	$1,042
Provision for income taxes	186	–
(Loss) income from continuing operations before income taxes	(11,676)	1,042
Change in fair value of warrant liability	3,220	–
Non-cash, stock-based compensation expense	2,335	560
Non-recurring and acquisition-related costs	4,448	207
(Gain) loss on disposal and impairment of property and equipment	(6)	193
Adjusted net (loss) income from continuing operations	$(1,679)	$2,002

Adjusted (loss) earnings from continuing operations per share:
Basic	$(0.05)	$0.08
Diluted	$(0.05)	$0.07

Weighted average shares used in computing (loss) earnings per share:
Basic	32,364	26,462
Diluted	32,364	29,211